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                                                                    EXHIBIT 21.1

                        MEDCATH CORPORATION SUBSIDIARIES

                                                Jurisdiction of Organization/
Name                                                    Incorporation
----                                            -----------------------------
AHH Management, Inc.                                   North Carolina
Arizona Heart Hospital, LLC                            Arizona
Austin MOB, Inc.                                       North Carolina
CHF Centers of America, LLC                            North Carolina
Cape Cod Cardiology Services, Limited Partners         North Carolina
Central Park Medical Office Building, L.P.             Texas
Colorado Springs Cardiology Services, LLC              Colorado
DTO Management, Inc.                                   North Carolina
Gaston Cardiology Services, L.L.C.                     North Carolina
HHBF, Inc.                                             North Carolina
Harlingen Hospital Management, Inc.                    North Carolina
Harlingen Medical Center, Limited Partnership          North Carolina
Heart Hospital of BK, LLC                              North Carolina
Heart Hospital of DTO, LLC                             North Carolina
Heart Hospital IV, L.P.                                Texas
Heart Hospital of New Mexico, LLC                      New Mexico
Heart Hospital of South Dakota, LLC                    North Carolina
Heart Research Centers International, LLC              North Carolina
Heart South Imaging II, L.L.C.                         Georgia
Hospital Management IV, Inc.                           North Carolina
Hospital Pharmacy of Bakersfield, Inc.                 California
Lafayette Heart Hospital, LLC                          North Carolina
Louisiana Heart Hospital, LLC                          North Carolina
Lafayette Hospital Management, LLC                     North Carolina
Louisiana Hospital Management, Inc.                    North Carolina
MedCath of Arkansas, Inc.                              North Carolina
MedCath Cardiology Consulting &
         Management, Inc.                              Arizona
MedCath Diagnostics, LLC                               North Carolina
MedCath Finance Company                                Arizona
MedCath Holdings, Inc.                                 Delaware
MedCath Incorporated                                   North Carolina
MedCath Intermediate Holdings, Inc.                    Delaware
MedCath of Little Rock, L.L.C.                         North Carolina
MedCath Management of Ohio, Inc.                       Ohio
MedCath of Massachusetts, Inc.                         North Carolina
MedCath of New Jersey Cardiac Testing Centers,
         Limited Partnership                           North Carolina
MedCath Nuclear Services, LLC                          North Carolina
MedCath of Texas, Inc.                                 North Carolina
MedCath of Tucson, L.L.C.                              North Carolina
NM Hospital Management, Inc.                           North Carolina

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Ohio Cardiac Management, LLC                           North Carolina
San Antonio Hospital Management, LLC                   North Carolina
Sioux Falls Hospital Management, Inc.                  North Carolina
Southern Arizona Heart, Inc.                           North Carolina
Sun City Cardiac Center Associates                     Arizona
Venture Holdings, Inc.                                 Arizona
WMS Management, Inc.                                   Ohio
Wilmington Heart Center, LLC                           North Carolina


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